UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934

ATTUNITY LTD.

(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of Incorporation or Organization)	(I.R.S. EmployerIdentification No.)

16 Atir Yeda Street, Atir Yeda Industrial Park, Kfar Saba, Israel	4464321
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Share Bonus Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form 8-A of Attunity Ltd. ("Attunity" or the "Company") is being filed with the Securities and Exchange Commission ("SEC") to reflect the adoption of an amendment to the Company's shareholders bonus rights plan initially adopted by the Company on June 7, 2016, as described in the Registration Statement on Form 8-A filed by the Company with the SEC on June 8, 2016 (the "Form 8-A").

Item 1.          Description of Registrant's Securities to be Registered

The Form 8-A is hereby amended and supplemented as follows:

On June 19, 2017, Attunity Ltd. (the "Company") entered into Amendment No. 1 (the "Amendment") to its Bonus Rights Agreement, dated as of June 7, 2016 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, to extend the term of the Rights Agreement to June 30, 2018, unless earlier redeemed or exchanged by the Company. The material terms of Amendment No. 1 to the Rights Agreement are described in the Company's Form 6-K filed with the SEC on the date hereof.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference in its entirety.

Item 2.          Exhibits

Exhibit Number	Description of Exhibit
1.1
Memorandum of Association of the Registrant, as amended and restated (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference).

1.2
Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference).

4.1
Bonus Rights Agreement, dated as of June 7, 2016, between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (including Exhibit A (Form of Bonus Rights Certificate) and Exhibit B thereto (Summary of Bonus Rights)) (incorporated by reference to Exhibit 99.2 of the Company's Form 6-K filed with the SEC on June 8, 2016).

4.2
Amendment No. 1 to the Bonus Rights Agreement, dated as of June 19, 2017 between Attunity Ltd. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Company's Form 6-K filed with the SEC on June 20, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATTUNITY LTD.
By: /s/ Dror Harel-Elkayam
Dror Harel-Elkayam Chief Financial Officer and Secretary

Date: June 20, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1
Memorandum of Association of the Registrant, as amended and restated (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference).

1.2
Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form F-3, filed with the SEC on September 27, 2012, and incorporated herein by reference).

4.1
Bonus Rights Agreement, dated as of June 7, 2016, between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent (including Exhibit A (Form of Bonus Rights Certificate) and Exhibit B thereto (Summary of Bonus Rights)) (incorporated by reference to Exhibit 99.2 of the Company's Form 6-K filed with the SEC on June 8, 2016).

4.2
Amendment No. 1 to the Bonus Rights Agreement, dated as of June 19, 2017 between Attunity Ltd. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 99.1 of the Company's Form 6-K filed with the SEC on June 20, 2017).